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                                                                 EXHIBIT h(3)(f)

                                 AMENDMENT NO. 5
                                       TO
                      MASTER ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                                AIM GROWTH SERIES
                                       AND
                              A I M ADVISORS, INC.


         The Master Accounting Services Agreement between AIM Growth Series, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation, (the "Agreement"), dated as of July 1, 1999, as amended, is hereby amended as follows:

         Section 3 to the Agreement is hereby deleted in its entirety and replaced with the following:

                  "3. As full compensation for the services performed and the facilities furnished by or at the direction of AIM, the Portfolios shall pay AIM such fees as are determined in accordance with the methodologies established from time to time by the Trust's Board of Trustees. Such amounts shall be paid to AIM on a monthly basis."

   All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  May 11, 2001

                                         AIM GROWTH SERIES


Attest: /s/ RENEE A FRIEDLI              By: /s/ ROBERT H. GRAHAM
       -------------------------            ------------------------------------
          Assistant Secretary               President

 (SEAL)

                                         A I M ADVISORS, INC.


Attest: /s/ P. MICHELLE GRACE            By: /s/ ROBERT H. GRAHAM
       -------------------------            ------------------------------------
          Assistant Secretary               President

(SEAL)